Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Global Telecommunication Solutions, Inc. and subsidiaries


     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania



^ February 7, 1997



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